EXHIBIT 16.1

February 20, 2013

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC

Dear Sirs/Madams:

We have read Item 4.01 of the GSP-2, Inc. Form 8-K dated February 19, 2013, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Sherb & Co., LLP